Exhibit 10.1

FIRST AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT
Dated as of April 22, 2014
by and among
Victory Electronic Cigarettes Corporation,
and
THE PURCHASERS LISTED ON EXHIBIT A

THIS FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT Dated as of April 22, 2014 by and among Victory Electronic Cigarettes Corporation, and THE PURCHASERS LISTED ON EXHIBIT A (the “First Amendment to the Securities Purchase Agreement”) is entered into as of June 3, 2014 (the “Effective Date”), by and between Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”) and [__________________________] (“[___]” or the “Purchaser”).

RECITALS

A.  On April 22, 2014, the Company executed and delivered to Purchaser a certain 6% Senior Convertible Note (the “Original Senior Convertible Note”) in the original principal amount of $24,175,824 (“Original Principal Amount”) and the Company and [___] executed and delivered this Securities Purchase Agreement (the “Original Securities Purchase Agreement”);

B. The Company has requested that [___] amend the Original Senior Convertible Note to, among other things, increase the Original Principal Amount (as defined in the Original Securities Purchase Agreement) thereof from $24,175,824 to $31,868,132 subject to the terms hereof.

C. In connection with the foregoing, The parties hereto therefore agree in accordance with Section 6.3 of the Original Securities Purchase Agreement as follows:

NOW, THEREFORE, in consideration of the recitals, the mutual promises, and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.1  Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Original Securities Purchase Agreement.  For the avoidance all references to “this Agreement,” “hereof,” “hereby” or similar references in the Original Securities Purchase Agreement shall refer to the Original Securities Purchase Agreement as amended hereby.

2.1  Amendments to the Original Securities Purchase Agreement.  The Original Securities Purchase Agreement is hereby amended as follows:

(a)	Section 1.2 of the Original Securities Purchase is hereby amended by inserting the following as Section 1.3 thereof:

“1.3 Incremental Loan Notes.

(a)
Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company, on the applicable Incremental Loan Closing Date (as defined below) the aggregate principal amount of Incremental Loan Notes (the “Incremental Loan Notes”), as is set forth opposite such Purchaser’s name on Exhibit H. In connection with the foregoing, the Company and the Purchasers have entered into an amendment to the Notes in substantially the form attached hereto as Exhibit I (the “Note Amendment”). All references to the Notes contained herein shall mean the Notes as amended by the Note Amendment.  The aggregate purchase price for the Incremental Loan Notes shall be up to $7,000,000, subject to the terms and conditions set forth herein.

(b)
The sale and purchase of the Incremental Loan Notes in the principal amount of up to $4,395,604 (the “First Tranche”) shall occur, subject to the satisfaction of the terms and conditions of this Agreement, on June 3, 2014, for an aggregate purchase price of up to $4,000,000 and, provided that no Event of Default (as defined in the Incremental Loan Notes) has occurred and is continuing and the satisfaction of the other terms and conditions set forth herein, the sale and purchase of Incremental Loan Notes in the principal amount of up to $3,296,704 (the “Second Tranche”) for an aggregate purchase price of up to $3,000,000 shall occur on September 2, 2014, or such other date as the parties may agree

(c)
The closing of the purchase and sale of the First Tranche (the “First Tranche Incremental Loan Closing”) of Incremental Loan Notes under this Agreement (the “First Tranche Incremental Loan Closing Date”) shall take place on June __, 2014, or such other date as the parties may mutually agree, provided, that all of the conditions set forth in Article 4.4 hereof have been satisfied.  The Closing for the purchase and sale of the Second Tranche of Incremental Loan Notes (the “Second Tranche Incremental Loan Closing” and each of the Second Tranche Incremental Loan Closing and the First Tranche Incremental Loan Closing, an “Incremental Loan Closing”) shall occur on September 2, 2014 or such other date as the parties may mutually agree (the “Second Tranche Incremental Loan Closing Date” and each of the Second Incremental Loan Closing Date and First Incremental Loan Closing Date, an “Incremental Loan Closing”), provided, that no Event of Default (as defined in the Notes) has occurred or is continuing and all of the conditions set forth in Article 4.4 hereof have been satisfied.  Each closing contemplated by this paragraph shall take place at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 at 10:00 a.m. New York Time, or at such other time and place as the parties may agree.  Subject to the terms and conditions of this Agreement, at the applicable First Incremental Loan Closing, the Company shall issue and deliver or cause to be delivered to each Purchaser the Amended Note.

(d)	The Company covenants and agrees that not less than $500,000 of the First Tranche will be contributed to Must Have on the First Tranche Incremental Loan Closing Date.

(e)
For the avoidance of doubt, if the closing conditions set forth in Section 4.3 are not satisfied or waived by the Purchasers, in their sole discretion, by 9:30 a.m. (local time in New York City, New York) on September 2, 2014, all obligations of the Purchasers with respect to the Second Tranche shall automatically terminate.”

(b)
In the sixth line of Section 2.1 on page 3 of the Original Securities Purchase Agreement the following phrase “or Incremental Loan Closing Date, as applicable,” is hereby inserted after the word “Closing Date.”

(c)
In the first line of Section 2.1(d) on page 4 of the Original Securities Purchase Agreement the following phrase “or at the Incremental Loan Closing, as applicable,” is hereby inserted after the word “Closing.”

(d)
In the first line of Section 2.1(j) on page 6 of the Original Securities Purchase Agreement the following phrase “or at the Incremental Loan Closing, as applicable,” is hereby inserted after the word “Closing.”

(e)
In the third line of Section 2.2 on page 14 of the Original Securities Purchase Agreement the following phrase “or Incremental Loan Closing Date, as applicable,” is hereby inserted after the word “Closing Date.”

(f)	Intentionally Omitted.

(g)
In the third line of Section 3.20 on page 21 of the Original Securities Purchase Agreement insert the following sentence “After the first Incremental Loan Closing Date, the Company shall cause Must Have to maintain a minimum EBITDA of $900,000 each month measured at the last day of each month following the first Incremental Loan Closing Date.” after the word “Closing Date.”

(h)	Article 3 of the Original Securities Purchase Agreement is hereby amended by inserting the following Sections after Section 3.22:

“3.23           Additional Investment. Purchasers may in their sole discretion, but are under no obligation to, purchase from the Company, and the Company shall be obligated to sell to the Purchasers, up to an additional $7,692,308 in principal amount of notes, which shall notes shall contain the same terms as the Notes and the purchase and sale of such notes shall be on the same terms, including with respect to the purchase price therefor, as set forth in the Securities Purchase Agreement and the other Transaction Documents (the “Additional Investment Right”). For the avoidance of doubt, the aggregate purchase price for such notes, to the extent that the Purchasers exercise the entire Additional Investment Right, shall be equal to $7,000,000.  The Purchasers may exercise the Additional Investment Right in whole or in part, at any time and from time to time, (A) with respect to a portion of the Additional Investment Right Equal to $4,395,604 in principal amount, during the period commencing on the First Tranche Incremental Loan Closing Date, and (B) with with respect to a portion of the Additional Investment Right Equal to $3,296,704 in principal amount, during the period commencing on the Second Tranche Incremental Loan Closing Date (if any), and, in the case of both (A) and (B), ending on the later of (i) the date that is 12 months from the First Incremental Loan Closing Date and (ii) the date that is 12 months from the Second Incremental Loan Closing Date (if any).

3.24           Pay Downs Under Credit Agreement.  Neither the Company nor any Subsidiary shall make any payment of principal under the Credit Agreement (as defined below) other than with net proceeds from the sale of equity securities of the Company.  For the avoidance of doubt, the Company shall not use any proceeds from the sale of the Notes hereunder (including, without limitation, the First Tranche and the Second Tranche (if any)) to make any payments under the Credit Agreement.

3.25           Bank Accounts.  The Company shall cause NatWest Bank Plc (“NatWest”) to address and deliver the acknowledgments required by Part 2 of Schedule 4 to the Debenture to [_____________] with respect to the Controlled Account and the Collection Account (each as defined in the Debenture) as soon as possible after the First Incremental Loan Closing Date.  In the event that NatWest has not addressed and delivered such acknowledgements to [_____________] by the date that is 10 days after the First Incremental Loan Closing Date (the “Drop Dead Date”), then the Company shall, on the Drop Dead Date and on each day thereafter until such acknowledgement is so addressed and delivered to [____________], as liquidated damages and not as a penalty, issue to the Purchasers 3,000 shares of the Company’s Common Stock per day; provided, however, the Company shall not issue any shares of Common Stock pursuant to this Section 3.25 to the extent that it would cause the Purchasers’ beneficial ownership (as defined in accordance with Section 13(d)  of the Exchange Act) to exceed 4.9% of the Company’s issued and outstanding shares of Common Stock.  Furthermore, in the event that such acknowledgement is not so addressed and delivered to [________] by the date that is 60 days after the First Incremental Loan Closing Date, then such event shall be an Event of Default under the Notes.

(i)	After Section 4.2 of the Original Securities Purchase Agreement, the following Section 4.3 is hereby inserted:

“4.3           Conditions Precedent to the Obligation of each Purchaser to Close and to Purchase Incremental Loan Notes.  The obligation hereunder of each Purchaser to purchase the Incremental Loan Notes and consummate the transactions contemplated by Section 1.3 is subject to the satisfaction or waiver, one or before each Incremental Loan Closing Date, of each of the conditions set forth below.  These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser (for itself and not for any other Purchaser) at any time in their sole discretion.”

(a) Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company this Agreement, as amended and the other Transaction Documents, as amended, shall be true and correct in all material respects on and as of each Incremental Loan Closing Date as if made on and as of such date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company; Execution and Delivery.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, as amended, including, without limitation, Section 3.25.  The Company shall have executed and delivered such amendments to the Transactions Documents and other documents set forth on Appendix 1.  No Event of Default under the Notes shall have occurred or be continuing.

(c) No Suspension, Etc.  The shares of Common Stock (i) shall have been designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of each Incremental Loan Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Incremental Loan Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(d) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary or any Purchaser, or any of the officers, directors or affiliates of the Company or any Subsidiary or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Amended Notes; Other Transaction Documents.  The Company shall have executed and delivered the Note Amendment.

(g) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate, signed by the Secretary of the Company and dated as of each Incremental Loan Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its charter, as in effect at each Incremental Loan Closing Date, (iii) its bylaws, as in effect at each Incremental Loan Closing Date, and (iv) the authority and incumbency of the officers executing the Transaction Documents, as amended, and any other documents required to be executed or delivered in connection therewith.

(h) Officer’s Certificate. On each Incremental Loan Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company,  dated as of each Incremental Loan Closing Date, confirming the accuracy of the Company’s representations, warranties and performance of covenants as of each Incremental Loan Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(g) and (i)-(k) of this Section 4.3 as of each Incremental Loan Closing Date.

(i) Material Adverse Effect.  No change having a Material Adverse Effect shall have occurred.   Without limiting the generality of the foregoing, the parties agree that a change having a Material Adverse Effect shall be deemed to have occurred if: (1) the Closing Bid Price (as defined in the Note) for the Common Stock on the Principal Market is less than $3.00 per share on any of the twenty consecutive Trading Days prior to the applicable Incremental Loan Closing Date, (2) except for the Specified Defaults to the extent set forth in this Section 4.3(i), any event of default under any Indebtedness of the Company or any Subsidiary in excess of $50,000 has occurred or is continuing, or the occurrence or continuance of any event or circumstance that would with the giving of notice result in an acceleration prior to maturity of any such Indebtedness of the Company or any Subsidiary in excess of $50,000, (3) the Company or Subsidiary is unable to pay its Indebtedness and other obligations and liabilities as such Indebtedness and other obligations and liabilities come due, (4) the Company or any such Subsidiary is seeking to arrange a composition, adjustment or restructuring of its Indebtedness and/or other obligations in excess of $500,000 in the aggregate and/or (5) the Company or any Subsidiary is required to make or otherwise subject to any late payments, penalty payments, liquidated damages payments or any other kind of payment that arises as a result of the Company’s or such Subsidiary’s violation or breach of, failure to comply with or default under any instrument evidencing Indebtedness or other contract, in each case, evidencing obligations of the Company in excess of $500,000 in the aggregate, including, without limitation, any registration rights agreement, except for any “Daily Default Share Amount” payable pursuant to those certain Promissory Notes issued by the Company and VCIG LLC pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 12, 2014, by and among the Company, VCIG LLC, FIN Electronic Cigarette Corporation, Inc., and Elliot B. Maisel, as Representative of the Shareholders stated therein.  Notwithstanding the foregoing, the Specified Defaults (as defined below) shall not be deemed to be a change having a Material Adverse Effect; provided, however, a change having a Material Adverse Effect shall be deemed to have occurred if: (I), EBIDTA (as defined in and determined and calculated pursuant to the Credit Agreement) for FIN is, at any time, equal to or less than negative $64,000, (II) Excess Availability (as defined in and determined and calculated pursuant to the Credit Agreement) for FIN is, at any time, less than $500,000 except as described in the definition of Specified Defaults, (III) all Specified Defaults have not been cured or waived by Wells Fargo by July 9, 2014 (and, for purposes of clarity, to the extent that the Specified Defaults have been cured or waived by Wells Fargo by such date, then such Specified Defaults shall not be deemed to cause a Material Adverse Effect for purposes of this Section 4.3(i) or constitute an Event of Default under the Notes), (IV) the EBITDA covenant contained in Section 8(a) of the Credit Agreement has not been amended in a manner acceptable to Wells Fargo on or prior to July 9, 2014, or (V) any event of default under or violation of the Credit Agreement other than the Specified Defaults occurs or is continuing.  For purposes hereof, “Credit Agreement” means the Credit Agreement, dated December 31, 2012, by and between FIN Branding Group, LLC (“FIN”) and Wells Fargo, National Association (“Wells Fargo”), as amended by the First Amendment to Credit and Security Agreement, dated September 20, 2013, the Waiver and Second Amendment to Credit and Security Agreement, dated February 11, 2014, the Waiver and Third Amendment to Credit and Security Agreement, dated February 28, 2014, and the Fourth Amendment to Credit and Security Agreement, dated March 31, 2014.   For purposes hereof, the “Specified Defaults” means the events of default that exist and are continuing as of June 1, 2014, under (a) Section 6.1 of the Credit Agreement as a result of FIN’s failure to timely deliver its monthly financial statements for March, 2014 and April, 2014 and its audited financial statements for the 2013 fiscal year; (b) Section 8(a) of the Credit Agreement as a result of FIN’s failure to obtain EBITDA of at least negative $64,000 for the month of March, 2014; (c) Section 8(b) of the Credit Agreement as a result of FIN’s failure to maintain Excess Availability of at least $500,000 on April 2, April 3 and April 17-30 as a result of customer delays in payments of accounts receivable; and (d) Section 9.17 of the Credit Agreement due to the fact that Elliot Maisel is no longer the Chief Executive Officer of FIN.  For the avoidance of doubt, this Section 4.3 is not an exclusive list of events that may constitute a Material Adverse Effect and in no way limits or modifies the Purchasers’ rights under Article 3 of the Notes and shall not be deemed to be a waiver of any Event of Default under Article 3 of the Notes.

(j) Intentionally Omitted.

(k) Approvals.  The Company shall have obtained all required consents and approvals of its Board of Directors to deliver and perform all obligations pursuant to the Transaction Documents.”

(j)	After the first paragraph of Section 6.1 of the Original Securities Purchase Agreement the following paragraph is hereby inserted:

“In addition to the foregoing fees and expenses, the Company shall deliver to the Purchasers (or its designee) an aggregate amount of $50,000 (the “Incremental Loan Reimbursement”) to reimburse all costs and expenses incurred by such Purchasers in connection with the negotiation, drafting and execution of the amendments to the Transaction Documents evidencing the Incremental Loan Notes and the transactions contemplated hereby (including all reasonable legal fees and due diligence in connection therewith and all fees incurred in connection with any necessary regulatory filings and clearances). The Purchasers may, at their election, fund the purchase price for the First Tranche net of the entire Incremental Loan Reimbursement at the First Tranche Incremental Loan Closing.

           3.1           Additional Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date of this First Amendment to the Securities Purchase Agreement and as of each Incremental Closing Date as follows:

(a)
Each of the representations and warranties made by the Company in the Original Securities Purchase Agreement or pursuant to the other Transaction Documents is true and correct in all material respects on and as of the Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date.

(b)	No default or Event of Default has occurred or is continuing, or will result from this First Amendment to the Securities Purchase Agreement or the transactions contemplated hereby.

4.1           Public Announcement.  Within four business days after the date hereof, the Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby and any other material non-public information provided to the [___] by the Company prior to the date hereof and (b) file a Current Report on Form 8-K, including the this First Amendment to the Securities Purchase Agreement, the Note Amendment and the amendment to Registration Rights Agreement as exhibits thereto, with the SEC. From and after the issuance of such press release, the Company represents to [___] that it shall have publicly disclosed all material, non-public information delivered to any of [___] by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, in the event of a Second Tranche Incremental Loan Closing, the Company shall issue a press release within four business days after the Second Tranche Incremental Loan Closing date announcing the same. Each press release and Form 8-K that the Company is required to file pursuant to this Section 4.1 shall be subject to [___]’s prior review and approval.

5.1           Effect of Amendment. As of and after the Effective Date, the Original Securities Purchase Agreement, as amended hereby, shall constitute the legal, valid and binding obligations of the parties thereto and their respective assigns and successors. Except as specifically amended by this First Amendment to the Securities Purchase Agreement, the terms and provisions of the Original Securities Purchase Agreement shall remain in full force and effect.

6.1           Counterparts. This First Amendment may be executed and delivered by facsimile signature or other means of electronic transmission in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed the First Amendment to the Securities Purchase Agreement as of the date first above written.

VICTORY ELECTRONIC CIGARETTES CORPORATION

By:
Name:
Title:

[________________________________]

By:
Name:
Title:

Exhibit H

First Tranche:

Purchaser	Purchase Price (net of Incremental Loan Reimbursement)	Principal Amount of Note

Second Tranche (if any):

Purchaser	Purchase Price	Principal Amount of Note

Exhibit I

Exhibit J

Appendix 1